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                                                                   EXHIBIT 10.26

                     AMENDMENT TO RESTRICTED STOCK AGREEMENT

         THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT, dated as of June 22, 2001 is made by and between Owens-Illinois, Inc., a Delaware corporation (the "Company") and [____________], an employee of the Company or a Parent Corporation or a Subsidiary (the "Employee"):

         WHEREAS, the Company has established the Owens-Illinois 1997 Equity Participation Plan (the "Plan"); and

         WHEREAS, the Plan provides for the issuance of shares of the Company's Common Stock, subject to certain restrictions thereon; and

         WHEREAS, by Restricted Stock Agreement dated as of May 17, 1999 between the Company and the Employee (the "Agreement"), the Employee was granted certain shares of Restricted Stock (as defined in the Agreement); and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined it would be to the advantage and best interest of the Company and its stockholders to amend the Agreement as provided for herein in partial consideration of services rendered, or to be rendered, to the Company and/or its subsidiaries; and

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Sections 3.1 and 3.2 of the Agreement are hereby amended to read, in their entirety, as follows:

            "SECTION 3.1. REACQUISITION OF RESTRICTED STOCK

                Until vested, all shares of Restricted Stock issued to the
            Employee pursuant to this Agreement are subject to reacquisition by the Company immediately upon a Termination of Employment other than from death or total disability (as determined by the Committee in accordance with Company plans and policies), in which event all shares of Restricted Stock shall immediately fully vest and all Restrictions with respect to such shares of Restricted Stock shall immediately expire. Following any reacquisition by the Company pursuant to this Section 3.1, the Company shall promptly pay to the Employee an amount equal to the product of $.01 times the number of shares of Restricted Stock reacquired.

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            SECTION 3.2 LAPSE OF RESTRICTIONS.

                The Restricted Stock shall fully vest, and all Restrictions thereon shall immediately expire upon the later to occur of (a) the third anniversary of this Agreement, and (b) either (i) Employee's retirement (whether normal or early, as determined in accordance with Company plans and policies) from the Company, or (ii) a Termination of Employment that is not initiated by, and not voluntary on the part of the Employee, other than for Cause. Upon the vesting of the shares and subject to Section 5.3, the Company shall cause new certificates to be issued with respect to such vested shares and delivered to the Employee or his legal representative, free from the legend provided for in Section 3.3 and any of the other Restrictions. Such vested shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement."

         2. To the extent inconsistent with the following, Article IV of the Agreement is hereby amended to read, in its entirety, as follows:

                                  "ARTICLE IV.

                        NON-COMPETITION/NON-SOLICITATION

            SECTION 4.1. COVENANT NOT TO COMPETE

                Employee covenants and agrees that prior to Employee's
            Termination of Employment and for a period of three (3) years following the Employee's Termination of Employment, Employee shall not, in the United States of America or in any other country in which the Company manufactures or sells it products, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business.

            SECTION 4.2. NON-SOLICITATION OF EMPLOYEES

                Employee agrees that prior to his Termination of Employment and for three (3) years following Employee's Termination of Employment, including without limitation termination by the Company for Cause or without Cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the employment of the Company for any reason whatsoever, or hire any employee of the Company except into the employment of the Company.

            SECTION 4.3. EXCEPTION

                Notwithstanding anything contained in this Agreement to the contrary, the


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            restrictions set forth in Section 4.1 above shall lapse and be of no further effect in the event of a Termination of Employment that is not initiated by, and not voluntary on the part of the Employee, other than for Cause."

         3. Except as otherwise provided herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Employee have caused this Amendment to be executed as of the day and year first above written.


                                              OWENS-ILLINOIS, INC.


                                              By:
                                                 -------------------------------
                                              Its:   Executive Vice President

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Employee

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Address


Employee's Taxpayer
Identification Number:

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